SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                                 (Amendment No.)


Filed by the Registrant                       [X]
Filed by a party other than the Registrant    [ ]
Check the appropriate box:
   [ ]   Preliminary Proxy Statement
   [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
   [X]   Definitive Proxy Statement
   [ ]   Definitive Additional Materials
   [ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Parlex Corporation
-----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


-----------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


   Payment of Filing Fee (Check the appropriate box):
   [x]   No fee required
   [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.
         (1)   Title of each class of securities to which transaction applies:

               ---------------------------------------------------------------
         (2)   Aggregate number of securities to which transaction applies:

               ---------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               ---------------------------------------------------------------
         (4)   Proposed maximum aggregate value of transaction:

               ---------------------------------------------------------------
         (5)   Total fee paid:

               ---------------------------------------------------------------

   [ ]   Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1)   Amount previously paid:

               ---------------------------------------------------------------
         (2)   Form, Schedule or Registration Statement No.:

               ---------------------------------------------------------------
         (3)   Filing party:

               ---------------------------------------------------------------
         (4)   Date Filed:

               ---------------------------------------------------------------

            PARLEX One Parlex Place, Methuen, Massachusetts 01844




                                                           October 30, 2001

Dear Stockholder,

      I am pleased to invite you to attend Parlex Corporation's Annual Meeting of Stockholders. The meeting will be held on Tuesday, November 27, 2001, at 9:30 a.m. at Parlex Corporation, One Parlex Place, Methuen, Massachusetts.

      As the accompanying notice and proxy statement describe, the only actions scheduled for this year's meeting are (1) the election of three directors each for a term of three years; and (2) the approval of the Company's 2001 Employees' Stock Option Plan.

      IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. ACCORDINGLY, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

      I look forward to meeting as many of our stockholders as possible and hope you can be present on November 27th.

                                       Sincerely,


                                       /s/ Herbert W. Pollack
                                       HERBERT W. POLLACK
                                       Chairman of the Board

                             Parlex Corporation


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


To the Stockholders of Parlex Corporation:

      The Annual Meeting of Stockholders of Parlex Corporation will be held at Parlex Corporation, One Parlex Place, Methuen, Massachusetts, on Tuesday, November 27, 2001, at 9:30 a.m. for the following purposes:

      1. to elect three Class I members of the Board of Directors to serve for a period of three years and until their successors are elected and qualified;

      2. to consider and act upon a proposal to approve the Company's 2001 Employees' Stock Option Plan; and

      3. to consider and act upon any other matter that properly comes before the meeting or any adjournment thereof.

                                       By Order of the Board of Directors



                                       ROBERT A. RIETH
                                       Clerk


Methuen, Massachusetts
October 30, 2001

                             PARLEX CORPORATION

                             PROXY STATEMENT FOR
                ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
                              NOVEMBER 27, 2001

General

      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Parlex Corporation (the "Company") for use at the Company's Annual Meeting of Stockholders (the "Meeting") to be held on Tuesday, November 27, 2001, at the time and place set forth in the notice of the Meeting, and at any adjournment(s) thereof. The approximate date on which this Proxy Statement and form of proxy are first being sent to stockholders is October 30, 2001. The Company's principal executive offices are located at One Parlex Place (formerly known as 145 Milk Street), Methuen, Massachusetts 01844, telephone number (978) 685-4341.

      If the enclosed proxy is properly executed and returned, it will be voted in the manner directed by the stockholder. If no instructions are specified with respect to any particular matter to be acted upon, proxies will be voted in favor of electing as Class I Directors the three persons listed as nominees under the section entitled "Election of Directors" below, in favor of the adoption of the 2001 Employees' Stock Option Plan and in accordance with the judgment of the proxy holders as to any other matter that may be properly brought before the Meeting or any adjournments thereof. Any person giving the enclosed form of proxy has the power to revoke it by voting in person at the Meeting, or by giving written notice of revocation to the Clerk of the Company at any time before the proxy is exercised.

Solicitation

      The Company will bear the costs of this solicitation. It is expected that the solicitation will be made primarily by mail, but regular employees of the Company (none of whom will receive any extra compensation for their activities) may also solicit proxies by telephone, facsimile and in person and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to their principals at the expense of the Company.

      As of the current date, the management of the Company is not aware of any other matters to be presented for action at the Meeting. If any matter other than that described does properly come before the Meeting, the individuals named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

Record Date, Voting Requirements, and Shares Outstanding

      The Board of Directors has fixed October 12, 2001 as the record date (the "Record Date") for determining the stockholders who are entitled to notice of and to vote at the Meeting. As of the Record Date, the Company had 6,303,216 shares of Common Stock, par value $.10 per share ("Common Stock") outstanding and entitled to vote. Each outstanding share of the Company's Common Stock entitles the record holder to one vote on each matter to be voted upon at the Meeting.

      The holders of a majority of the shares of Common Stock issued, outstanding, and entitled to vote are required to be present in person or be represented by proxy at the Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of the holders of at least a majority of the shares of Common Stock issued and outstanding on the Record Date is required to elect the director nominees and to approve the adoption of the 2001 Employees' Stock Option Plan.

      Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will have the same effect as a vote against the election of the director nominees and a vote against the adoption of the 2001 Employees' Stock Option Plan, which both require the affirmative vote of a majority of the votes represented by the outstanding shares.

                            ELECTION OF DIRECTORS

      The Company's Restated Articles of Organization provide for a Board of Directors consisting of seven members divided into three classes and elected by stockholders for staggered terms of three years each. Of the current total of seven directors, three Class I Directors have terms expiring at the 2001 Annual Meeting, two Class II Directors have terms expiring at the 2002 Annual Meeting and two Class III Directors have terms expiring at the 2003 Annual Meeting. The three directors whose terms expire at the 2001 Annual Meeting have been nominated by the Board of Directors for election at such meeting. All of the nominees for director are now Class I members of the Board of Directors. Each Class I Director elected at the 2001 Annual Meeting will serve until the 2004 Annual Meeting of Stockholders or Special Meeting in lieu thereof, and until that director's successor is elected and qualified.

      The individuals named in the enclosed form of proxy will, if so authorized, vote to elect as Class I Directors the persons named below under the caption Class I Director Nominees. The management of the Company is not aware of any reason why the nominees for director would not be able to serve. If any of the nominees are unable to serve, the individuals named in the enclosed form of proxy will vote in favor of such other person as the Board of Directors may at the time recommend. Information regarding these nominees is set forth below.

Class I Directors Nominees

Lester Pollack (age 68).

      Mr. Pollack has been Managing Director of Centre Partners Management LLC, a private investment firm, since 1986 and was a Managing Director of Lazard Freres & Co. LLC from 1986 to 1998. As of January 1, 2001, he became a Limited Managing Director of Lazard Freres & Co. LLC. Mr. Pollack is a director of American Seafoods Group, LLC, Bank Leumi USA, Nationwide Credit Inc., First Sun America Life Insurance Co. Inc., Rembrandt Photo Services, Inc., Tiffen Manufacturing Inc. and Tidewater, Inc. and is a director emeritus of U.S. Bancorp. Mr. Pollack is the brother of Herbert W. Pollack. He has been a Director of the Company since 1970.

Benjamin M. Rabinovici (age 79).

      Dr. Rabinovici is an active investor and was Chairman of the Board of ASD Company, a manufacturer of electronic products, from July 1999 to March 2001. He was President of Tympanium Corporation from 1980 to March 1996. He has been a Director of the Company since 1970.

Richard W. Hale (age 63).

      Mr. Hale has been President and Chief Executive Officer of VXI Corporation, a manufacturer of electronic products for the telephone and computer industry, since April 1998. He was President and Chief Executive Officer of Watson Technologies, Inc., a manufacturer of electronic products, from 1996 to March 1998. In addition, he has been Chairman and Chief Executive Officer of Hale Industries, Inc., a private investment firm, since August 1993. From 1988 to July 1993, he was Executive Vice President and Chief Operating Officer and a member of the Board of Directors of M/A-Com, Inc. He has been a Director of the Company since February 1995.

      The following persons will continue to be Directors of the Company:

Class II Directors
 (term of office to expire with the annual meeting of stockholders to be held in December 2002)

M. Joel Kosheff (age 63).

      Mr. Kosheff has been Principal of M.J. Kosheff Associates, a financial consulting firm, since January 1989. He has been a Director of the Company since 1989.

Peter J. Murphy (age 52).

      Mr. Murphy has been President of the Company since July 1, 1995, and on July 1, 1997, was elected to the office of Chief Executive Officer. He was Chief Operating Officer and Executive Vice President from May 1994 to July 1995 and Vice President and General Manager of Flexible Circuit Products from February 1993 to May 1994. Mr. Murphy initially served as Assistant to the President from December 1992 to February 1993. From 1989 to December 1992, he was President of Teledyne Electo-Mechanisms, a manufacturer of flexible circuits. Mr. Murphy is a Director of Nashua Corporation. He has been a Director of Parlex since 1994.

Class III Directors
 (term of office to expire with the annual meeting of stockholders to be held in December 2003)

Herbert W. Pollack (age 74).

      Mr. Pollack has served as Chairman of the Board of the Company since it was founded in 1970. He was President of the Company from 1970 to July 1, 1995, Chief Executive Officer from 1970 to June 1997 and Treasurer from 1970 to March 2000. Mr. Pollack is the brother of Lester Pollack.

Sheldon Buckler (age 70).

      Dr. Buckler has been Chairman of the Board of Lord Corporation, a provider of specialty mechanical and chemical products, since January 2000. He has been Chairman of Massachusetts Eye and Ear Infirmary, a Harvard Medical School teaching hospital, since December 1996. Prior thereto, he was Chairman of Commonwealth Energy System, a supplier of energy products, from May 1995 to September 1999, and an employee and officer of Polaroid Corporation from 1964 until his retirement as Vice Chairman in May 1994. Dr. Buckler is a Director of MCT, Nashua Corporation, and Nstar Corporation. He has been a Director of the Company since February 1995.

           BOARD OF DIRECTORS MEETINGS AND COMMITTEES OF THE BOARD

      The Board of Directors held four meetings during fiscal year 2001. Each outside director received a $10,000 annual retainer for his services, plus $1,500 for each directors' meeting he attended.

      The Board has an Audit Committee and a Compensation Committee and established a Nominating Committee in March of 2001. All Directors attended at least 75% of all meetings of the Board and meetings of the committees of the Board on which they served.

      During fiscal year 2001, the Audit Committee, of which Messrs. Buckler, Hale and Kosheff are the current members, held five meetings. The Audit Committee reviews the internal controls of the Company. It meets with appropriate Company financial personnel as well as the Company's independent auditors. The Audit Committee reviews the scope and results of the professional services provided by the Company's independent auditors and the fees charged for such services and makes such recommendations to the Board as it deems appropriate, including recommendations as to the appointment of independent auditors. The Audit Committee is composed of three non-employee directors, each of whom is independent.

      During fiscal year 2001, the Compensation Committee, of which Messrs. Buckler, Lester Pollack and Rabinovici are the current members, held one meeting. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Compensation Committee is composed entirely of independent outside directors.

      During fiscal year 2001, the Nominating Committee, of which Messrs. Buckler, Hale and Rabinovici are the current members, held one meeting. The Nominating Committee has authority to review the qualifications of, interview and nominate candidates for election to the Board of Directors. The Nominating Committee approved the three director nominations by unanimous consent at the Nominating Committee meeting.

      In order to continue to attract and retain outside directors of exceptional ability, the Company maintains the 1989 Outside Directors' Stock Option Plan (the "1989 Director Plan") covering 112,500 shares of Common Stock and the 1996 Outside Directors' Stock Option Plan (the "1996 Director Plan") covering 150,000 shares of Common Stock. Options are granted pursuant to the 1989 Director Plan only to non-employee members of the Board of Directors of the Company. Each member of the Company's Board of Directors who is neither an employee nor an officer of the Company who becomes a member of the Board of Directors for the first time on or after August 22, 1989, will be automatically granted on the date such membership on the Board of Directors commences, without further action by the Board, an option to purchase 7,500 shares of the Company's Common Stock. In addition, each incumbent member of the Company's Board of Directors who is neither an employee nor an officer of the Company and who has been a member of the Board of Directors for at least five years shall receive an automatic grant on the first business day following his fifth year in office, without further action by the Board, of an option to purchase 7,500 shares of the Company's Common Stock. Options granted under the 1989 Director Plan become exercisable in equal installments on each of the first five anniversaries of the date of the option grant. The exercise price per share of options granted under the 1989 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the Nasdaq National Market(R).

      Options are granted pursuant to the 1996 Director Plan only to non-employee members of the Board of Directors of the Company. Commencing on August 20, 1996, and on the date of each annual meeting of stockholders thereafter beginning with the 1997 annual meeting of stockholders, each member of the Company's Board of Directors who is not an employee of the Company will be automatically granted an option to purchase 1,500 shares of the Company's Common Stock. Options granted under the 1996 Director Plan become fully exercisable one year from the date of the option grant. In addition to the formula option referred to above, the Board of Directors may award options on an annual basis to purchase up to 2,250 shares of the Company's Common Stock to non-employee members of the Board of Directors in recognition of extraordinary efforts and contributions to the Board. Except for the specific options referred to above, no other options shall be granted under the 1996 Director Plan. The exercise price per share of options granted under the 1996 Director Plan shall be the closing sale price of a share of the Company's Common Stock on the date the option is granted as listed on the Nasdaq National Market(R).

                  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 12, 2001, by: (i) each person who is known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the Company's directors and nominees for director; (iii) each of the executive officers named in the Summary Compensation Table on page 9; and (iv) all directors and executive officers of the Company as a group.


                                           Shares of
                                          Common Stock     % of Outstanding
                                          Beneficially       Common Stock
                Stockholder                 Owned(1)      Beneficially Owned
                -----------               ------------    ------------------


      Herbert W. Pollack(2)(3)(4)            653,304             10.4
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      First Union Corporation                625,250              9.9
       One First Union Center
       Charlotte, NC 28288-0137

      Chartwell Investment Partners(5)       549,050              8.7
       1235 Westlakes Drive, Suite 330
       Berwyn, PA 19312

      Charlotte Capital                      375,800              6.0
       McMullen Creek Office Center
       P.O. Box 472428
       Charlotte, NC 28247-2428

      Benjamin M. Rabinovici(2)(6)           131,400              2.1
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844




      Peter J. Murphy(2)(3)(7)               108,500              1.7
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Lester Pollack(2)(8)                    55,620              1.0
       c/o Centre Partners L.P.
       One Rockefeller Plaza
       New York, NY 10020

      M. Joel Kosheff(2)(9)                   30,500               *
       31 Pier 7
       Charlestown, MA 02129

      Darryl J. McKenney(3)(10)               19,375               *
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Sheldon Buckler(2)(11)                  16,500               *
       200 Dudley Road
       Newton Centre, MA 02159

      Richard W. Hale(2)(12)                  15,000               *
       c/o VXI Corporation
       One Front Street
       Rollinsford, NH 03869

      Alfred R. Calvetti(3)(13)                8,750               *
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      Robert A. Rieth(3)(14)                   7,500               *
       c/o Parlex Corporation
       One Parlex Place
       Methuen, MA 01844

      All directors and officers
       as a group (13 persons)(15)         1,199,658             19.0

--------------------
*     Less than one percent.
<F1>  For purposes of this table, the number of shares beneficially owned by each director, director nominee, executive officer and stockholder is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after October 12, 2001, through the exercise of any stock option ("Presently Exercisable Options"). The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of Common Stock listed as owned by such person or entity.
<F2>  Denotes a director, or a director nominee, of the Company.
<F3>  Denotes an executive officer of the Company.
<F4>  The shares shown as owned by Herbert W. Pollack include 177,095 shares, of which he disclaims beneficial ownership, owned directly by his wife, Sandra Pollack.
<F5>  The shares shown as owned by Chartwell Investment Partners are as reported by Chartwell Investment Partners in a Statement on Schedule 13G with respect to its holdings of Common Stock as of February 8, 2001.
<F6>  The shares shown as owned by Dr. Rabinovici include 32,400 shares, of which he disclaims beneficial ownership, owned directly by his wife. The shares shown as owned by Dr. Rabinovici also include 6,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F7>  The shares shown as owned by Mr. Murphy include 63,750 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Employees' Stock Option Plan (the "1989 Option Plan").
<F8>  The shares shown as owned by Lester Pollack include 15,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F9>  The shares shown as owned by Mr. Kosheff include 15,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F10> The shares shown as owned by Mr. McKenney include 19,375 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
<F11> The shares shown as owned by Dr. Buckler include 15,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F12> The shares shown as owned by Mr. Hale include 15,000 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Director Plan and the Company's 1996 Director Plan.
<F13> The shares shown as owned by Mr. Calvetti include 7,750 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
<F14> The shares shown as owned by Mr. Rieth include 7,500 shares which he has the right to acquire pursuant to Presently Exercisable Options under the Company's 1989 Option Plan.
<F15> The number of shares shown as beneficially owned by officers and directors include 162,250 shares which they have the right to acquire pursuant to Presently Exercisable Options.

                             EXECUTIVE OFFICERS

      The executive officers of the Company, together with a description of the business experience backgrounds of all of them except Herbert W. Pollack and Peter J. Murphy (whose backgrounds are described under the caption Election of Directors) are as follows:


       Name           Age              Position with the Company
       ----           ---              -------------------------

Herbert W. Pollack    74    Chairman of the Board of Directors

Peter J. Murphy       52    President, Chief Executive Officer and Director

Robert A. Rieth       60    Senior Vice President, Chief Financial Officer
                            and Clerk

Alfred R. Calvetti    58    Vice President and General Manager-
                            Laminated Cable Products

Darryl J. McKenney    38    Vice President and Chief Technology Officer

Eric F. Zanin         36    Corporate Vice President-Marketing and Sales

      Mr. Calvetti joined the Company in July 1971 and has served in a variety of technical and managerial positions. From December 1988 to February 1993, he was Vice President and General Manager of Laminated Cable Products. In February 1993, he became a Corporate Vice President and General Manager of Laminated Cable Products. As of September 30, 2001,
Mr. Calvetti retired as Vice President and General Manager-Laminated Cable Products.

      Mr. Rieth joined the Company in March 2000 as Senior Vice President and Chief Financial Officer and on February 1, 2001, was elected to the office of Treasurer and Clerk. From 1997 to 1999, Mr. Rieth was Chief Executive Officer of Wyle Laboratories, Inc., a provider of testing and engineering services for the aerospace and electronics industry. From 1971 to 1997, he was a Corporate Vice President, Group Executive for Aerospace Group and President of a subsidiary of Teledyne, Inc., an electronics, metals and consumer electronics conglomerate.

      Mr. McKenney joined the Company in February 1993 as Director of Engineering, Flexible Circuit Products. In March 1995, Mr. McKenney became Director of Operations of Flexible Circuit Products and was appointed Vice President of Flexible Circuit Operations in April 1997. In August 1999 he became a Corporate Vice President and General Manager of Flexible Circuit Products. Mr. McKenney was appointed Vice President and Chief Technology Officer in June 2001. Prior to joining the Company, he was Vice President-Engineering for Teledyne-Electro Mechanisms, a manufacturer of flexible circuits.

      Mr. Zanin joined the Company in September 1994 as a sales engineer. In March 1995, Mr. Zanin became Regional Sales Manager and was appointed Director of Sales and Marketing in November 1998. In March 1999 he was appointed a divisional Vice President of Sales and Marketing and became Corporate Vice President-Sales and Marketing in August 2000.

                     COMPENSATION OF EXECUTIVE OFFICERS

      The following table shows, for the fiscal years ending June 30, 2001, 2000, and 1999, all compensation earned or paid to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 in each year for all services rendered in all capacities to the Company.

                         SUMMARY COMPENSATION TABLE


                                                                         Long-Term
                                         Annual Compensation            Compensation
                                       ------------------------           Awards
                                                                        ------------
                                                                   Securities Underlying
         Name and                                                      Stock Options           All Other
    Principal Position         Year    Salary($)    Bonus($)(1)      (Number of Shares)     Compensation($)
    ------------------         ----    ---------    -----------    ---------------------    ---------------

Herbert W. Pollack(2)          2001    $218,640             -                  -            $127,046.75(3)
 Chairman                      2000     218,640             -                  -              87,966.84(3)
                               1999     218,640             -                  -                      -

Peter J. Murphy(4)             2001    $269,200       $15,000                  -                      -
 President and Chief           2000     237,500        18,750             25,000                      -
 Executive Officer             1999     225,000        50,000             15,000                      -

Robert A. Rieth(5)             2001    $178,508             -             10,000                      -
 Senior Vice President,
 Treasurer and Clerk

Alfred R. Calvetti(6)          2001    $107,200       $37,600                  -            $  3,202.27(7)
 Vice President and General    2000     126,200        63,500              4,000                 540.48(7)
 Manager-Laminated Cable       1999     121,200        65,250              5,000                      -
 Products

Darryl J. McKenney(8)          2001    $122,407             -              2,500                      -
 Vice President and Chief      2000     108,000       $50,000             10,000                      -
 Technology Officer

--------------------
<F1>  Amounts shown were earned in the years indicated. Bonuses are generally paid in the first quarter of the following fiscal year.
<F2>  For a description of the employment agreement between the Company and
      Mr. Pollack, see EMPLOYMENT AGREEMENTS below.
<F3>  The amounts constitute deferred compensation payments under the terms of a Deferred Compensation Agreement previously entered into with the Company and accrued interest on the deferred compensation account of $5,670.96 for 2000 and $25,245.40 for 2001 which equals the portion of the rate of interest that exceeds 120% of the applicable federal long-term rate.
<F4>  For a description of the employment agreement between the Company and
      Mr. Murphy, see EMPLOYMENT AGREEMENTS below.
<F5>  Mr. Rieth became an executive officer for reporting purposes for the first time in fiscal year 2001 and, therefore, no information is provided for earlier years.
<F6>  A portion of Mr. Calvetti's annual compensation is deferred under the terms of a Deferred Compensation Agreement entered into with the Company on September 1, 2000. Mr. Calvetti retired as Vice President and General Manager-Laminated Cable Products effective September 30, 2001.
<F7>  The amounts shown include the accrued interest on the deferred compensation account of $540.48 for 2000 and $3,202.27 for 2001 which equals the portion of the rate of interest that exceeds 120% of the applicable federal long-term rate.
<F8>  Mr. McKenney became an executive officer for reporting purposes for the first time in fiscal year 2000 and, therefore, no information is provided for earlier years.

                            EMPLOYMENT AGREEMENTS

      The Company entered into an employment agreement with Mr. Pollack in September 2000, for a period of three years ending August 31, 2003, which provides for current compensation of $9,110 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter.

      The Company entered into an employment agreement with Mr. Murphy on September 1, 1999, for a period of three years ending August 31, 2002, which provides for compensation beginning September 1, 2000, of $11,460 twice a month. The agreement provides for a death benefit payment equal to 75% of his current compensation for a period of 24 months after his death. The agreement also provides that the employee will not own, operate, or manage any business in competition with that of the Company so long as he is employed by the Company and, in certain instances, for a one-year period thereafter.

                      OPTION GRANTS IN LAST FISCAL YEAR

      The following table sets forth information relating to stock option grants to the named executive officers during fiscal year 2001. Pursuant to applicable Securities and Exchange Commission regulations, the amounts shown under the heading "Potential Realizable Value" are based on arbitrarily assumed annualized rates of stock price appreciation of five percent and ten percent, compounded annually, from the date of grant to the end of the ten year option term. Actual stock appreciation on options exercised are dependent on the future performance of the Company's Common Stock and overall stock market conditions. There can be no assurance that these values will be achieved.


                                                                                 Potential Realizable Value
                                                                                 at Assumed Annual Rates of
                                                                                Stock Price Appreciation for
                                          Individual Grants                         Ten-Year Option Term
                         ---------------------------------------------------    ----------------------------
                         Number of     % of Total
                         Securities     Options
                         Underlying    Granted to
                          Options      Employees     Exercise
                          Granted      in Fiscal       Price      Expiration
         Name               (#)        Year 2001     ($/Share)       Date             5%($)     10%($)
         ----            ----------    ----------    ---------    ----------          -----     ------

Herbert W. Pollack              -           -              -              -               -          -
Peter J. Murphy                 -           -              -              -               -          -
Robert A. Rieth(1)         10,000          20         12.063       11/28/10          75,864    192,253
Alfred R. Calvetti              -           -              -              -               -          -
Darryl J. McKenney(1)       2,500           5         12.063       11/28/10          18,966     48,063

--------------------
<F1>  The shares were granted under the 1989 Option Plan, at an exercise price equal to the fair market value of the Company's stock on the date of grant and become exerciseable in increments of 25% over the first five years of the ten year period, the first 25% becoming exercisable one year after the grant date.

               AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2001
                      AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information relating to the aggregate exercised and unexercised stock options held by the named executive officers during fiscal year 2001 and the value of their unexercised stock options as of June 30, 2001.


                                                                 Number of Securities            Value of Unexercised
                                 Shares                         Underlying Unexercised               In-The-Money
                                Acquired                        Options at 6/30/01(#)          Options at 6/30/01($)(1)
                                   on            Value       ----------------------------    ----------------------------
           Name                Exercise(#)    Realized($)    Exercisable    Unexercisable    Exercisable    Unexercisable
           ----                -----------    -----------    -----------    -------------    -----------    -------------

Herbert W. Pollack                    -               -            -               -               -               -
 Chairman

Peter J. Murphy                       -               -       43,750(2)       36,250(2)          $ 0             $ 0
 President and Chief
 Executive Officer

Robert A. Rieth                       -               -        5,000(2)       25,000(2)          $ 0             $ 0
 Senior Vice President,
 Treasurer and Clerk

Alfred R. Calvetti                    -               -        5,000(2)        6,000(2)          $ 0             $ 0
 Vice President and General
 Manager-Laminated Cable
 Products

Darryl J. McKenney                7,500         $31,903       12,500(2)       15,000(2)          $ 0             $ 0
 Vice President and Chief
 Technology Officer

--------------------
<F1>  The "value of unexercised in-the-money options at June 30, 2001" was calculated by determining the difference between the fair market value of the underlying Common Stock at June 30, 2001, (closing price of the Company's Common Stock on the Nasdaq National Market on June 30, 2001, was $9.87 per share) and the exercise prices of the stock options. An option is "in-the-money" when the fair market value of the underlying Common Stock exceeds the exercise price of the option.
<F2>  These shares were granted under the 1989 Option Plan.

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph on page 15 shall not be incorporated by reference into any such filings.

                    REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

The Committee

      The Compensation Committee (the "Committee") is currently comprised of Messrs. Buckler, L. Pollack and Rabinovici. This is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of the Company, as well as administering various employee stock option plans. The Committee is composed of three non-employee directors.

Compensation Philosophy

      The Committee maintains a philosophy that executive compensation levels should be competitive and consistent with interconnect industry standards to enable the Company to attract, motivate and retain executive officers of outstanding ability who are capable of making significant contributions which are critical to the Company's success. The Committee believes that such compensation also should be meaningfully related to both an individual's job performance, as measured by the achievement of qualitative objectives, and the performance of the Company, as measured by its profitability, the value created for stockholders and the realization of the Company's short- and long-term strategic goals. The Company's compensation policies are designed to attract and retain talented managers and motivate such managers to enhance the Company's performance, thereby building value into the Company's business. The Company also seeks to align the interests of its executives with the long-term interests of stockholders in the enhancement of stockholder value through stock option awards that can result in the ownership of the Company's Common Stock.

      At present, compensation of the Company's executive officers is composed of the following elements: annual base salary, annual performance incentives in the form of cash bonuses and long-term performance incentives in the form of stock option awards under the 1989 Option Plan.

Base Salary

      The Committee's general approach to compensating executive officers is to pay cash salaries competitive with industry standards based upon the individual's experience and past and potential contribution to the success of the Company. In determining industry standards, the Committee compares compensation levels paid by a self-selected group of interconnect industry companies that compete in the Company's line of business. Such compensation information is obtained from various publicly available sources.

      The Committee also believes that compensation should be meaningfully related to the value created by individual executive officers for the stockholders. Accordingly, the Committee considers the quality of an individual executive's contribution to the Company's overall profitability and success in determining the executive's salary. The Committee reviews on an annual basis the salaries of its executive officers in light of the foregoing factors. The Company believes that the base salaries of its executive officers have been at or below the median of the base salaries for executive officers in the interconnect industry.

Annual Incentives

      The Company has traditionally paid employee performance bonuses once a year, usually during the first quarter of the following fiscal year for which the bonus is earned. Bonuses are traditionally based on both individual performance and Company performance. Except for a particular incentive bonus arrangement entered into with Mr. Calvetti and Mr. McKenney, the Board has not utilized any specific formula for determination of bonus amounts. For fiscal year 2001, Mr. Calvetti received a bonus based upon the achievement of financial and operating performance objectives as provided in his incentive bonus arrangement.

Stock Options

      Stock options are used as the primary long-term incentive vehicle. The Committee believes that reliance upon such incentives is advantageous to the Company because they foster a long-term commitment by the recipient to the Company and motivate the employees to seek to improve the long-term market performance of the Company's stock. Thus, stock option grants provide an incentive for the executive to manage the Company from the perspective of an owner with an equity stake in the business. During fiscal year 2001, the Board authorized the grant of stock options under the 1989 Option Plan to certain executive officers and other key employees. Stock option grants to executive officers are discretionary and reflect the relative value of the individual's position as well as the current performance and continuing contribution of that individual to the Company. The Board does not utilize any specific formula for determination of option grants.

Compensation of the Chief Executive Officer

      As described in the section above entitled Employment Agreements, Mr. Murphy entered into a new employment agreement as of September 1, 1999. In fiscal year 2000, Mr. Murphy's annual base salary was increased to $225,000 in order to bring his salary in line with the competitive salary range for his position. (On September 1, 2000, Mr. Murphy's annual base salary was increased to $275,000.) In fiscal year 2001, Mr. Murphy did not receive a stock option grant.
Benefits

      The Company provides medical, life insurance and profit sharing benefits to the executive officers that generally are available to all Company employees.

Section 162(m) of the Internal Revenue Code

      Section 162(m) of the Internal Revenue Code of 1986 (the "Code") limits a company's ability to take a deduction for federal tax purposes for certain compensation paid to its executives. The Company currently expects that all compensation payable to executive officers during fiscal year 2001 will be deductible by the Company for federal income tax purposes. The Committee's policy with respect to compensation to be paid to executive officers is to structure compensation payments to executive officers so as to be deductible under Section 162(m).

                                       COMPENSATION COMMITTEE
                                       Sheldon Buckler, Chairman
                                       Lester Pollack
                                       Benjamin M. Rabinovici

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities and Exchange Commission, including this Proxy Statement, in whole or in part, the following report shall not be deemed incorporated by reference into any such filings.

                        REPORT OF THE AUDIT COMMITTEE

      The Audit Committee is currently comprised of Messrs. Kosheff, Buckler and Hale. The Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices and controls of the Company.

      The Board of Directors has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit B to this Proxy Statement.

      In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, ("Independence Discussions with Audit Committees"), discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope, and identification of audit risks.

      The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, ("Communication with Audit Committees") and, both with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

      The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended 2001 with management and independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

      Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended 2001 for filing with the Securities and Exchange Commission.

                                       AUDIT COMMITTEE
                                       M. Joel Kosheff, Chairman
                                       Sheldon A. Buckler
                                       Richard W. Hale

                           PROPOSAL TO APPROVE THE
                      2001 EMPLOYEES' STOCK OPTION PLAN

      On October 11, 2001, the Board of Directors unanimously voted to propose and recommend approval of the adoption of the 2001 Employees' Stock Option Plan (the "2001 Plan"), subject to stockholder approval. A total of 600,000 shares of Common Stock (subject to adjustment for capital changes) in the aggregate may be sold under the 2001 Plan. The complete text of the 2001 Plan is set forth in Exhibit A to the Proxy Statement. The Board of Directors believes that stockholder approval of the 2001 Plan will provide the Company with equity award opportunities to continue to attract, retain and motivate the best available talent for the successful conduct of its business and further align the interests of the Company's employees with those of its stockholders. As of October 12, 2001, the Company and its subsidiaries had approximately 1,600 employees worldwide. To support its long-term growth and success, the Company anticipates that it will continue to increase its work force. All of the new and existing employees would be eligible to be considered for option grants under the 2001 Plan. The Company believes that the adoption of the 2001 Plan, which would increase the number of shares of Common Stock reserved for issuance as stock options to new and existing employees, will help the Company accomplish its recruitment and retention goals and will help keep the Company's stock-based incentive compensation competitive within the flexible interconnect industry.

      As of October 12, 2001, there were an aggregate of 410,800 shares of Common Stock issuable pursuant to outstanding stock options granted under the 1989 Option Plan. In addition, as of October 12, 2001, an aggregate of 83,393 shares of Common Stock remained available for future grant under the 1989 Option Plan. However, the 1989 Option Plan no longer provides for the issuance of incentive stock options. Therefore, if the Company's stockholders approve the adoption of the 2001 Plan, 600,000 additional shares of Common Stock will be reserved for issuance and available for future option grants as both incentive stock options and non-qualified stock options. The Company believes that the shares under the 2001 Plan, together with the shares available under its current employee stock option plan, will be sufficient to cover projected option grants to new and existing employees for the foreseeable future. The Company does not intend to use any shares of Common Stock available under the 2001 Plan for any currently planned grants or for ratification of any grant for which insufficient shares were available when such grant was made or received. If the 2001 Plan is not approved by the Company's stockholders, the Company will not be able to grant any incentive stock options to employees under the Company's current stock option plan.

      The purposes of the 2001 Plan are to encourage and enable employees of the Company to acquire a propriety interest in the Company through the ownership of its Common Stock in order to assure a closer identification of their interests with those of the Company and to provide appropriate incentives for such employees.

      As of October 12, 2001, there were approximately 100 employees of the Company eligible to participate in the 2001 Plan. The Company cannot now determine the number of shares to be received by all current executive officers as a group and all employees, including all current officers, who are not executive officers, as a group, in the event they participate in the 2001 Plan. Members of the Board of Directors of the Company who are not employed as regular salaried officers or employees of the Company may not participate in the 2001 Plan. The closing price of a share of Company Stock on the Nasdaq National Market on October 12, 2001 was $9.00. The proceeds received by the Company from the sale of Common Stock pursuant to the 2001 Plan will be used for the general corporate purposes of the Company. There were no grants of the options under the 2001 Plan to the named executive officers during fiscal year 2001. The following is a brief summary of the 2001 Plan. This summary is qualified in its entirety by reference to such Exhibit.

Summary of the Plan

      A total of 600,000 shares of Common Stock will be reserved under the 2001 Plan for issuance to employees and officers of the Company and its subsidiaries. Options granted pursuant to the 2001 Plan may, at the discretion of the Board of Directors or the Compensation Committee (the "Compensation Committee"), be incentive stock options.

      The Board of Directors and the Compensation Committee are authorized to approve all transactions under the 2001 Plan and to determine the provisions of options to be granted under the 2001 Plan. The Compensation Committee was appointed by and serves at the pleasure of the Board of Directors. Subject to the 2001 Plan, each of the Board of Directors and the Compensation Committee has full authority to interpret the terms of the 2001 Plan and options granted under the 2001 Plan, to adopt, amend and rescind rules and guidelines for the administration of the 2001 Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the 2001 Plan. However, any change to the terms of an option will be approved by the Board of Directors to the extent such change would be deemed to be a new option grant, or those terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 in the absence of the approval of the Board of Directors.

      The Board of Directors or the Compensation Committee approves conclusively, consistent with the 2001 Plan, the individuals to receive options, the number and exercise price of the options, the time when the options become exercisable and whether such options will be incentive stock options.

      Each of the Board of Directors and the Compensation Committee may, in its discretion, approve an option grant to an eligible person under the 2001 Plan. An eligible person to participate in the 2001 Plan is any employee of the Company or any of its subsidiaries. Members of the Board of Directors who are not employed as regular salaried officers or employees of the Company may not participate in the 2001 Plan. The number of options which may be granted to any eligible person is also within the discretion of each of the Board of Directors and the Compensation Committee, subject to certain conditions concerning incentive stock options.

      Options granted under the 2001 Plan are exercisable at such time or times as the Board of Directors or the Compensation Committee shall determine. However, no incentive stock option may be exercisable after ten years from the date of its grant (five years in the case of a 10% or more stockholder).

      Under the 2001 Plan, options are generally non-transferable other than by will or by the laws of descent and distribution. Options may be exercised by a person other than the option holder only in the circumstances outlined below; provided, that the Board of Directors or the Compensation Committee may allow for transferability of nonstatutory stock options (as defined below) to immediate family members of the option holder or to trusts, partnerships or other entities controlled by and of which the beneficiaries are immediate family members of the option holder.

      Under the 2001 Plan, all previously unexercised options terminate and are forfeited automatically upon the termination of the option holder's employment with the Company, unless the Compensation Committee or the Board of Directors expressly specifies otherwise. However, if an option holder's employment is terminated by reason of death, all options held by the option holder, to the extent exercis-able on the date of his or her death, may be exercised by the option holder's executor or administrator, or by the person to whom the option is transferred under the applicable laws of descent or distribution, within six months of the death of the option holder. All options expire at the end of the six month period, provided that in no event shall (i) any option be exercised beyond the date on which such option would otherwise expire pursuant to the terms thereof or (ii) any incentive stock option be exercised after the expiration of ten years (five years in the case of an incentive stock option granted to a 10% or more stockholder) from the date the incentive stock option was granted. Shares of Common Stock which are not delivered because of termination of options may be reused for other options.

      With respect to options held by officers or certain other persons, the Board of Directors or the Compensation Committee may cancel, suspend or otherwise limit any unexpired option and rescind the exercise of an option if such option holder engages in certain detrimental activity.

      The exercise price of options granted under the 2001 Plan is determined by the Board of Directors or the Compensation Committee on the date of grant, subject to limitations contained in the 2001 Plan, including the limitation that the exercise price may not be less than par value. The exercise price of incentive stock options under the 2001 Plan is subject to certain additional limitations as set forth below.

      Payment for shares to be granted upon exercise of options must be made in full in cash or by bank draft, check or money order before the shares are delivered. A person electing to exercise an option must give written notice to the Company of the election, accompanied by any documents required by the Board of Directors or the Compensation Committee and the purchase price. The Board of Directors or the Compensation Committee may require the person to fulfill any conditions it stipulates that are not inconsistent with the terms of the 2001 Plan. When options are exercised by an individual subject to taxation in a foreign jurisdiction, the Company may require the option holder to remit to the Company applicable taxes prior to the delivery of any shares of Common Stock. If, at or subsequent to the time an incentive stock option is exercised, the Compensation Committee determines that the Company could be liable for withholding applicable taxes upon a disposition of the underlying Common Stock, the Compensation Committee may require as a condition of exercise now or in the future that the option holder agree to notify the Company of any disposition of the underlying Common Stock and provide the Company with such security as the Compensation Committee deems adequate to meet the potential liability of the Company for withholding of taxes.

      The Board of Directors or the Compensation Committee may at any time discontinue granting options under the 2001 Plan. The Board of Directors may amend the 2001 Plan, except that no amendment may adversely affect the rights of any option holder without his or her consent and except that no amendment will, without the approval of the stockholders of the Company, increase the number of shares of Common Stock available for grant under the 2001 Plan, change the group of employees eligible to receive options, reduce the exercise price of outstanding incentive stock options, reduce the price at which future incentive stock options may be granted, extend the time within which options may be granted, alter the 2001 Plan so that options intended to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), would not do so, or change the amendment provisions of the 2001 Plan.

      No incentive stock options can be granted under the 2001 Plan after October 10, 2011, but options granted before that date may be exercised thereafter.

      In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock, the number and kind of shares of stock or securities of the Company then subject to the 2001 Plan and the options then outstanding or to be granted thereunder, and the option price, will be appropriately adjusted by the Board of Directors or the Compensation Committee, whose determination will be binding on all persons. In the event of a dissolution, liquidation, consolidation or merger in which the Company is not the surviving corporation, all outstanding options will thereupon terminate, provided that at least twenty days prior to the effective date of any such dissolution, liquidation, consolidation or merger, the Company will either
(i) make all outstanding options immediately exercisable or (ii) arrange to have the surviving corporation grant replacement options to the option holders.

      The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock on the date the option is granted, except as stated otherwise below. The aggregate fair market value, determined on the date the option is granted, of the stock for which any person may be granted incentive stock options which become exercisable for the first time by such person in any calendar year cannot exceed the sum of $100,000 (determined on the date such option is granted). No incentive stock option will be granted to a person who is not an "employee" as defined in the applicable provisions of the Code and regulations issued thereunder. No incentive stock option will be granted to any person who at the time of the grant owns, directly or indirectly through application of the attribution rules of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiaries unless the option price on the date of the grant is at least 110% of the fair market value of the stock subject to the option and the period of the option does not exceed five years from the date of grant.

Federal Income Tax Consequences

      The 2001 Plan is not qualified under Section 401(a) of the Code. In general, neither the grant nor the exercise of an incentive stock option granted under the 2001 Plan will result in taxable income to the option holder or a deduction to the Company. If the option holder does not dispose of stock received upon exercise of an incentive stock option within two years from the date the option is granted and within one year after the date of exercise, any later sale of such stock will result in a capital gain or loss.

      If stock received upon the exercise of an incentive stock option is disposed of before the holding period requirements described above have been satisfied, the option holder will generally recognize ordinary income at the time of disposition. The amount of such ordinary income will generally be equal to the difference between the fair market value of the Common Stock on the date of exercise and the option price. In the case of a disqualifying disposition which is a sale in which a loss (if sustained) would be recognized, then the amount of ordinary income will not exceed the excess of the amount recognized on such sale over the adjusted basis of the stock, that is, in general, the price paid for the stock. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the option holder, subject to any necessary withholding and reporting requirements.

      Certain option holders exercising incentive stock options may become subject to the alternative minimum tax, under which the difference between
(i) the fair market value of stock purchased under incentive stock options, determined on the date of exercise, and (ii) the exercise price, will be an item of tax preference in the year of exercise for purposes of the alternative minimum tax.

      Options granted under the 2001 Plan which are not incentive stock options are "nonstatutory options." No income results upon the grant of a nonstatutory option. When an option holder exercises a nonstatutory option, he or she will recognize ordinary income subject to withholding. Generally, such income will be recognized at the time of exercise and in an amount equal to the excess, measured at the time of exercise, of the then fair market value of the Common Stock over the option price. The Company will generally be entitled to a deduction for Federal income tax purposes equal to the amount of ordinary income recognized by the option holder, subject to certain withholding and reporting requirements.

      This summary is not a complete description of the U.S. Federal income tax aspects of the 2001 Plan. Moreover, this summary relates only to Federal income taxes; there may also be Federal estate and gift tax consequences associated with the 2001 Plan, as well as foreign, state and local tax consequences.

Shareholder Voting on the Proposal

      Approval of the 2001 Plan requires the affirmative vote of stockholders holding a majority of the Company's shares present (in person or by proxy) and entitled to vote at the annual meeting or any adjournment thereof. The Board of Directors recommends a vote FOR the approval of the 2001 Plan.

         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      In fiscal year 2001, none of the Compensation Committee members had ever been employed by the Company. Further, the Board of Directors is unaware of any relationship of any member of the Compensation Committee required to be disclosed under Item 402(j) or 404 of Regulation S-K promulgated by the Securities and Exchange Commission.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company retains as its general counsel the law firm of Kutchin & Rufo, P.C. to perform legal services on its behalf. Payments made by the Company to Kutchin & Rufo, P.C. in fiscal year 2001 were approximately $180,000. Edward D. Kutchin is a shareholder in the professional corporation of Kutchin & Rufo, P.C. and is the son-in-law of Herbert W. Pollack, the Chairman of the Board of Directors.

                           STOCK PERFORMANCE GRAPH

      The following Stock Performance Graph compares the cumulative total shareholder return on the Company's Common Stock for a five year period (July 1, 1996 to June 30, 2001) with the cumulative total return of the CRSP Total Return Index for the Nasdaq National Market and a group of peer companies. The companies included in the peer group are Innovex Inc., Merix Corporation and Sheldahl, Inc. Hadco Corporation was removed from the list of peer companies as a result of no longer being listed on the Nasdaq National Market. The Performance Graph assumes the investment of $100 on July 1, 1996, in the Company's Common Stock, in the Nasdaq National Market companies and in the peer group and also assumes the reinvestment of all dividends. The returns for each company in the peer group have been weighted to reflect stock market capitalization.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
      PARLEX CORPORATION, NASDAQ NATIONAL MARKET INDEX, AND PEER GROUP


                       [INSERT PERFORMANCE GRAPH HERE]


      Parlex        $100    $170    $156    $182    $486    $114
      NASDAQ        $100    $122    $160    $230    $340    $185
      Peer Group    $100    $162    $ 75    $ 71    $112    $ 55

                            INDEPENDENT AUDITORS

      The Board of Directors has selected Deloitte & Touche LLP to be the independent auditors to audit the consolidated financial statements of the Company for the fiscal year ending June 30, 2002. Deloitte & Touche LLP has been regularly employed by the Company for audit of consolidated financial statements and other purposes since the Company's organization in 1970.

      Representatives of Deloitte & Touche LLP expect to be present at the Meeting, and, while they do not plan to make a statement at the Meeting, such representatives will be available to respond to appropriate questions from stockholders in attendance.

      The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of Deloitte & Touche LLP.

Audit Fees

      The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatso and their respective affiliates (collectively "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended June 30, 2001 and for the reviews of the financial statements included in the Company's quarterly reports on Form 10-Q for that fiscal year were $354,000.

Financial Information Systems Design and Implementation Fees

      There were no fees paid to Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended June 30, 2001.

All Other Fees

      The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended June 30, 2001 were $516,000 for tax preparation and tax consulting on various items.

                        FUTURE STOCKHOLDER PROPOSALS

      Any stockholder proposal intended for inclusion in the Company's Proxy Statement for the 2001 Annual Meeting of Stockholders must be received by the Clerk of the Company at One Parlex Place, Methuen, Massachusetts 01844, no later than June 21, 2002. Under regulations adopted by the Securities and Exchange Commission, if a proponent of a stockholder proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the proxies appointed herein shall be allowed to use their discretionary voting authority when a proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.

           SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

      To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 30, 2001, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with.

                          AVAILABILITY OF FORM 10-K

      Copies of the Company's Annual Report on Form 10-K with respect to the fiscal year ended June 30, 2001 (without exhibits), as filed with the Securities and Exchange Commission, are available to stockholders free of charge by writing to: Investor Relations Department, Parlex Corporation, One Parlex Place, Methuen, Massachusetts 01844.

                                       By Order of the Board of Directors


                                       ROBERT A. RIETH
                                       Clerk

October 30, 2001

                                                                  Exhibit A

                             PARLEX CORPORATION

                      2001 EMPLOYEES' STOCK OPTION PLAN

1. Purpose

      The purpose of the Parlex Corporation 2001 Employees' Stock Option Plan is to enable Parlex Corporation to provide a special incentive to a limited number of key employees of the Company and its Subsidiaries, if any, who are in a position to have a significant effect upon the Company's business and earnings to acquire a proprietary interest in the Company through the ownership of shares of its Common Stock in order to assure a closer identification of their interests with those of the Company and to stimulate their efforts on behalf of the Company. In order to accomplish this purpose, the Plan authorizes the grant of options to such key employees to purchase Common Stock of the Company. Increased ownership of Common Stock will provide such key employees with an additional incentive to take into account the long-term interests of the Company. These objectives are sought to be achieved through the granting of "incentive stock options as defined in Section 422A(b) of the Internal Revenue Code of 1986, as amended and non-qualified stock options ("Non-qualified Options") as herein provided.

2. Definitions

      As used herein, the following words or terms have the meanings set forth below. The masculine gender is used throughout the Plan but is intended to apply to members of both sexes.

      2.1 "Board of Directors" means the Board of Directors of the Company.

      2.2 "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

      2.3 "Committee" means the Committee appointed by the Board of Directors to administer the Plan or the Board of Directors as a whole if no appointment is made.

      2.4 "Common Stock" means the Common Stock of the Company.

      2.5 "Company" means Parlex Corporation, a corporation established under the laws of the Commonwealth of Massachusetts.

      2.6 "Fair Market Value" in the case of a share of Common Stock on a particular day shall be equivalent to the closing sale price of a share of the Common Stock as listed on the NASDAQ National Market on the date of grant (or the last closing sale price in the event there were no such trades on the date of grant).

      2.7 "Incentive Stock Option" means a stock option that satisfies the requirements of Section 422 of the Code.

      2.8 "Participant" means an individual holding a stock option or stock options granted to him under the Plan.

      2.9 "Plan" means the Parlex Corporation 2001 Employees' Stock Option Plan set forth herein.

      2.10 "Subsidiary" or "Subsidiaries" means a corporation or corporations in which the Company owns, directly or indirectly, stock possessing 50 percent or more of the total combined voting power of all classes of stock.

      2.11 "Ten Percent Stockholder" means any person who, at the time an option is granted, owns or is deemed to own stock (as determined in accordance with Sections 422 and 424 of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its parent or a subsidiary

3. Administration

      3.1 The Plan shall be administered by the Committee and, to the extent provided herein, the Board of Directors. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

      3.2. Subject to the provisions set forth herein, each of the Committee and the Board of Directors shall have full authority to determine the provisions of options to be granted under the Plan. Subject to the provisions set forth herein, the Committee shall have full authority to interpret the terms of the Plan and of options granted under the Plan, to adopt, amend and rescind rules and guidelines for the administration of the Plan and for its own acts and proceedings and to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; provided, however, that any change to the terms of an option granted hereunder shall be approved by the Board of Directors to the extent such change would be deemed to be a new option grant or such terms relate to a subsequent transaction that would not be exempt from Section 16(b) of the Securities Exchange Act of 1934 in the absence of such approval.

      3.3. The decision of the Committee or the Board of Directors, as applicable, on any matter as to which the Committee or the Board of Directors, as applicable, is given authority under subsection 3.2 shall be final and binding on all persons concerned.

      3.4. Nothing in the Plan shall be deemed to give any officer or employee, or his legal representatives or assigns, any right to participate in the Plan, except to such extent, if any, as the Committee or the Board, as applicable, may have determined or approved pursuant to the provisions of the Plan.

4. Shares Subject to the Plan

      4.1 The maximum number of shares of Common Stock that may be delivered upon the exercise of options granted under the Plan shall be 600,000, subject to adjustment in accordance with the provisions of Section 8.

      4.2 If any option granted under the Plan terminates without having been exercised in full (including an option which terminates by agreement between the Company and the Participant), or if shares of Common Stock are reacquired by the Company upon the rescission of an exercise of an option, the number of shares of Common Stock as to which an option has not been exercised prior to termination, or have been reacquired upon the rescission of an option, shall be available for future grants within the limits set forth in subsection 4.1.

      4.3 Shares of Common Stock delivered upon the exercise of options shall consist of shares of authorized and unissued Common Stock, except that the Board of Directors may from time to time in its discretion determine in any case the shares to be so delivered shall consist of shares of authorized and issued Common Stock reacquired by the Company and held in its Treasury. No fractional shares of Common Stock shall be delivered upon the exercise of an option.

5. Eligibility for Options

      Employees eligible to receive options under the Plan shall be those key employees of the Company and its Subsidiaries, if any, who, in the opinion of the Committee, are in a position to have a significant effect upon the Company's business and earnings. Members of the Board of Directors of the Company or a Subsidiary who are not employed as regular salaried officers or employees of the Company or a Subsidiary may not participate in the Plan.

6. Grant of Options

      6.1 From time to time while the Plan is in effect, each of the Committee and the Board of Directors may, in its absolute discretion, select from among the persons eligible to receive options (including persons to whom options were previously granted) those persons to whom options are to be granted.

      6.2 Each of the Committee and the Board of Directors shall, in its absolute discretion, determine the number of shares of Common Stock to be subject to each option granted by it under the Plan.

      6.3 No Incentive Stock Option may be granted under the Plan after October 10, 2011, but options theretofore granted may extend beyond that date.

7. Provisions of Options

      7.1 Incentive Stock Options or Other Options. Options granted under the Plan may be either Incentive Stock Options or options which do not qualify as Incentive Stock Options, as the Committee or the Board of Directors shall determine at the time of each grant of options hereunder.

      7.2 Stock Option Certificates or Agreements. Options granted under the Plan shall be evidenced by certificates or agreements in such form as the Committee shall from time to time approve. Such certificates or agreements shall comply with the terms and conditions of the Plan and may contain such other provisions not inconsistent with the terms and conditions of the Plan as the Committee shall deem advisable. In the case of options intended to qualify as Incentive Stock Options, the certificates or agreements shall contain such provisions relating to exercise and other matters as are required of incentive stock options under the Code.

      7.3 Terms and Conditions. All options granted under the Plan shall be subject to the following terms and conditions to the extent applicable and to such other terms and conditions not inconsistent therewith as the Committee or the Board of Directors shall determine:

            7.3.1 Exercise Price. The exercise price per share of Common Stock with respect to each option shall be as determined by the Committee but in the case of an Incentive Stock Option not less than 100% (110% in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) of the Fair Market Value per share at the time the option is granted. In the case of an option which does not qualify as an Incentive Stock Option, the exercise price per share of Common Stock shall be not less than par value.

            7.3.2 Value of Shares of Common Stock Subject to Incentive Stock Options. Each eligible employee may be granted Incentive Stock Options only to the extent that, in the aggregate under this Plan and all incentive stock option plans of the Company and any related corporation, such Incentive Stock Options do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase more than $100,000 in fair market value (determined at the time the Incentive Stock Options were granted) of Common Stock in that year. Any options granted to an employee in excess of such amount will be granted as Non-Qualified Options.

            7.3.3 Period of Options. An option shall be exercisable during such period of time as the Committee or Board of Directors may specify (subject to subsection 7.4 below), but in the case of an Incentive Stock Option not after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the option is granted.

            7.3.4 Exercise of Options.

                  7.3.4.1 Each option shall be made exercisable at such
            time or times as the Committee or the Board of Directors shall determine. In the case of an option made exercisable in installments, the Committee or the Board of Directors may later determine to accelerate the time at which one or more of such installments may be exercised.

                  7.3.4.2 Any exercise of an option shall be in writing
            signed by the proper person and delivered or mailed to the Company, accompanied by an option exercise notice and payment in full for the number of shares in respect to which the option is exercised.

                  7.3.4.3 In the event an option is exercised by the
            executor or administrator of a deceased Participant, or by the person or persons to whom the option has been transferred by the Participant's will or the applicable laws of descent and distribution, the Company shall be under no obligation to deliver stock thereunder until the Company is satisfied that the person or persons exercising the option is or are the duly appointed executor or administrator of the deceased Participant or the person or persons to whom the option has been transferred by the Participant's will or by the applicable laws of descent and distribution.

                  7.3.4.4 The Committee or the Board of Directors may at
            the time of grant condition the exercise of an option upon agreement by the Participant to subject the Common Stock to any restrictions on transfer or repurchase rights in effect on the date of exercise, upon representations of continued employment and upon other terms not inconsistent with this Plan. Any such conditions shall be set forth in the option certificate or other document evidencing the option.

                  7.3.4.5 In the case of an option that is not an Incentive
            Stock Option, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal, state, or local withholding tax requirements (or to make other arrangements satisfactory to the Company with regard to such taxes) prior to the delivery of any Common Stock pursuant to the exercise of the option. In the case of an Incentive Stock Option, if at the time the Incentive Stock Option is exercised the Committee determines that under applicable law and regulations the Company could be liable for the withholding of any federal or state tax with respect to a disposition of the Common Stock received upon exercise, the Committee may require as a condition of exercise that the individual exercising the Incentive Stock Option agree (i) to inform the Company promptly of any disposition (within the meaning of Section 422(a)(1) of the Code and the regulations thereunder) of Common Stock received upon exercise, and (ii) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding of tax, and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

                  7.3.4.6 In the case of an option that is exercised by an
            individual that is subject to taxation in a foreign jurisdiction, the Committee shall have the right to require the individual exercising the option to remit to the Company an amount sufficient to satisfy any federal or withholding requirement of that foreign jurisdiction (or to make other arrangements satisfactory to the Company with regard to such taxes prior to the delivery of any Common Stock pursuant to the exercise of the option).

            7.3.5 Payment for and Delivery of Stock. The shares of stock purchased on any exercise of an option granted hereunder shall be paid for in full in cash or, if expressly permitted by the terms of the option, in shares of unrestricted Common Stock at the time of such exercise or, if so permitted, a combination of such cash and Common Stock. A Participant shall not have the rights of a stockholder with respect to awards under the Plan except as to stock actually issued to him.

            7.3.6 Listing of Stock, Withholding and Other Legal Requirements. The Company shall not be obligated to deliver any stock until all federal, state and international laws and regulations which the Company may deem applicable have been complied with, nor, in the event the outstanding Common Stock is at the time listed upon any stock exchange, until the stock to be delivered has been listed or authorized to be added to the list upon official notice of issuance to such exchange. In addition, if the shares of stock subject to any option have not been registered in accordance with the Securities Act of 1933, as amended, the Company may require the person or persons who wishes or wish to exercise such option to make such representation or agreement with respect to the sale of stock acquired on exercise of the option as will be sufficient, in the opinion of the Company's counsel, to avoid violation of said Act, and may also require that the certificates evidencing said stock bear an appropriate restrictive legend.

            7.3.7 Non-transferability of Options. No option may be transferred by the Participant otherwise than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order, and during the Participant's lifetime the option may be exercised only by him or her; provided, however, that the Board of Directors or the Committee, as applicable, in its discretion, may allow for transferability of non-qualified stock options by the Participant to "Immediate Family Members. "Immediate Family Members means children, grandchildren, spouse or common law spouse, siblings or parents of the Participant or to bona fide trusts, partnerships or other entities controlled by and of which the beneficiaries are Immediate Family Members of the Participant. Any option grants that are transferable are further conditioned on the Participant and

      Immediate Family Members agreeing to abide by the Company's then current stock option transfer guidelines.

            7.3.8 Death of a Participant.

                  7.3.8.1 If a Participant's employment terminates by
            reason of death, all options held by the Participant, to the extent exercisable on the date of his death, may be exercised by his executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution at any time or times within one hundred eighty (180) days after the date of the Participant's death. The options shall expire at the end of such one hundred eighty (180) day period.

                  7.3.8.2 The provisions of this Section 7.3.8 shall not
            apply to options held by a Participant who engages or has engaged in Detrimental Activity (as defined in Section 7.3.10).

                  7.3.8.3 Notwithstanding anything in this Section 7.3.8 to
            the contrary, (i) no option granted under the Plan may be exercised beyond the date on which such option would otherwise expire pursuant to the terms thereof, and (ii) no Incentive Stock Option granted under the Plan may be exercised after the expiration of ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Stockholder) from the date the Incentive Stock Option was granted.

                  7.3.9 Termination of Employment. If the employment of a
            Participant terminates for any reason other than his death, all options held by the Participant shall thereupon expire at 5 p.m. United States eastern time on the date of termination unless the option by its terms, or the Committee or the Board of Directors by resolution, shall expressly allow the Participant to exercise any or all of the options held by him after termination. The Company shall have the sole discretion to set the date of termination for purposes of the Plan, without regard to any notice period or other obligation under the labor laws of the jurisdiction where the Participant is employed. If the Committee or the Board of Directors so decides, an option may provide that a leave of absence granted by the Company or Subsidiary is not a termination of employment for the purpose of this subsection 7.3.9, and in the absence of such a provision the Committee may in any particular case determine that such a leave of absence is not a termination of employment for such purpose. The Committee shall also determine all matters relating to continuous employment.

                  7.3.10 Cancellation and Rescission of Options. The
            following provisions of this Section 7.3.10 shall apply to options granted to (i) Participants who are classified by the Company or a Subsidiary as an executive officer, senior officer, or officer (collectively, an "Officer") of the Company or a Subsidiary; and (ii) certain other Participants designated by the Committee or the Board of Directors to be subject to the terms of this Section 7.3.10 (such designated Participants together with Officers referred to collectively as "Senior Participants"). The Committee or the Board of Directors may cancel, rescind, suspend or otherwise limit or restrict any unexpired option at any time if the Senior Participant engages in "Detrimental Activity" (as defined below). Furthermore, in the event a Senior Participant engages in Detrimental Activity at any time prior to or during the six months after any exercise of an option, such exercise may be rescinded until the later of (i) two years after such exercise or (ii) two years after such Detrimental Activity. Upon such rescission, the Company at its sole option may require the Senior Participant to (i) deliver and transfer to the Company the shares of Common Stock received by the Senior Partici-pant upon such exercise, (ii) pay to the Company an amount equal to any realized gain received by the Senior Participant from such exercise, or (iii) pay to the Company an amount equal to the market price (as of the exercise date) of the Common Stock acquired upon such exercise minus the respective exercise price. The Company shall be entitled to set-off any such amount owed to the Company against any amount owed to the Senior Participant by the Company. Further, if the Company commences an action against such Senior Participant (by way of claim or counterclaim and including declaratory claims), in which it is preliminarily or finally determined that such Senior Participant engaged in Detrimental Activity or otherwise violated this Section 7.3.10, the Senior Participant shall reimburse the Company for all costs and fees incurred in such action, including but not limited to, the Company's reasonable attorneys' fees. As used in this subsection 7.3.10, "Detrimental Activity" shall include: (i) the failure to comply with the terms of the Plan or certificate or agreement evidencing the option; (ii) the failure to comply with any term set forth in the Senior Participant's employment agreement with the Company (if any)(iii) any activity that results in termination of the Senior Participant's employment for cause;
            (iv) a violation of any rule, policy, procedure or guideline of the Company; or (v) the Senior Participant being convicted of, or entering a guilty plea with respect to a crime whether or not connected with the Company.

                  7.3.11 Jurisdiction and Governing Law. The parties submit
            to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Massachusetts, to resolve issues that may arise out of or relate to the Plan or the same subject matter. The Plan shall be governed by the laws of the Commonwealth of Massachusetts, excluding its conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

      7.4 Authority of the Committee. The Committee shall have the authority, either generally or in particular instances, to waive compliance by a Participant with any obligation to be performed by him under an option and to waive any condition or provision of an option, except that the Committee may not (i) increase the total number of shares covered by any Incentive Stock Option (except in accordance with Section 8), (ii) reduce the option price per share of any Incentive Stock Option (except in accordance with Section 8) or (iii) extend the term of any Incentive Stock Option to more than ten years, subject, however, to the provisions of
Section 10.

8. Changes in Stock

      In the event of a stock dividend, stock split or other change in corporate structure or capitalization affecting the Common Stock that becomes effective after the adoption of the Plan by the Board of Directors, the Committee shall make appropriate adjustments in (i) the number and kind of shares of stock on which options may thereafter be granted hereunder,
(ii) the number and kind of shares of stock remaining subject to each option outstanding at the time of such change and (iii) the option price. The Committee's determination shall be binding on all persons concerned. Subject to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation (other than a merger or consolidation in which the Company survives but in which a majority of its outstanding shares are converted into securities of another corporation or are exchanged for other consideration), any option granted hereunder shall pertain and apply to the securities which a holder of the number of shares of stock of the Company then subject to the option would have been entitled to receive, but a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or in which a majority of its outstanding shares are so converted or exchanged shall cause every option hereunder to terminate; provided that if any such dissolution, liquidation, merger or consoli-dation is contemplated, the Company shall either arrange for any corporation succeeding to the business and assets of the Company to issue to the Participants replacement options (which, in the case of Incentive Stock Options, satisfy, in the determination of the Committee, the requirements of Section 424 of the Code) on such corporation's stock which will to the extent possible preserve the value of the outstanding options or shall make the outstanding options fully exercisable at least 20 days before the effective date of any such dissolution, liquidation, merger or consolidation. The existence of the Plan shall not prevent any such change or other transaction and no Participant thereunder shall have any right except as herein expressly set forth.

9. Employment Rights

      Neither the adoption of the Plan nor any grant of options confers upon any employee of the Company or a Subsidiary any right to continued employment with the Company or a Subsidiary, as the case may be, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

10. Discontinuance, Cancellation, Amendment and Termination

      The Committee or the Board of Directors may at any time discontinue granting options under the Plan and, with the consent of the Participant, may at any time cancel an existing option in whole or in part and grant another option to the Participant for such number of shares as the Committee or the Board of Directors specifies. The Board of Directors may at any time or times amend the Plan for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law or may at any time terminate the Plan as to any further grants of options, provided that no such amendment shall without the approval of the stockholders of the Company (a) increase the maximum number of shares available under the Plan,
(b) change the group of employees eligible to receive options under the Plan, (c) reduce the exercise price of outstanding incentive options or reduce the price at which incentive options may be granted, (d) extend the time within which options may be granted, (e) alter the Plan in such a way that incentive options granted or to be granted hereunder would not be considered incentive stock options under Section 422 of the Code, or (f) amend the provisions of this Section 10, and no such amendment shall adversely affect the rights of any employee (without his consent) under any option previously granted. Unless sooner terminated, the Plan shall terminate automatically on the day preceding the tenth anniversary of the date of its adoption by the Board of Directors.

11. Representations of Employee

      Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, (the "Securities Act"), as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by an option unless the person who exercises such option, in whole or in part, shall give a written representation to the Company that he is acquiring the shares issued pursuant to such exercise of the option as an investment and not with a view to, or for sale in connection with, the distribution of any such shares. Each share of stock issued pursuant to the exercise of an option pursuant to this Plan may bear a reference to the investment representation made in accordance with this Section 11.

12. Non-Exclusivity of the Plan

      Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13. Effective Date

      The Plan will become effective immediately upon its approval by the stockholders of the Company at the Annual Meeting on November 27, 2001.

                                                                  Exhibit B

                             PARLEX CORPORATION

                           AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee (the "Committee") of the Board of Directors. The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors ("Board"). The Committee shall be appointed by the Board and shall comprise at least three directors, each of whom are independent of management and the Company. The Committee's composition shall meet the requirements of the Audit Committee Policy of the National Association of Securities Dealers ("NASD"). Members of the Committee shall be considered independent if they, in the opinion of the Board, have no relationship that may interfere with the exercise of their independence from management and the Company and should meet the independent requirements for serving on Audit Committees as set forth in the corporate governance standards of the NASDAQ. All Committee members shall be financially literate, (or shall become financially literate within a reasonable period of time after appointment to the Committee), and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Committee shall provide assistance to the Board in fulfilling their oversight responsibility relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, internal auditors, as applicable, and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company.

Responsibilities and Functions

The primary responsibility of the Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business practices, and ethical behavior.

The following shall be the principal recurring functions of the Committee in carrying out its oversight responsibilities. The functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

* The Committee shall have a clear understanding with management that the independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders. The Committee shall discuss with the auditors their independence from management and the

    Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee will require the independent auditors to provide a written document delineating all non-audit relationships between the auditor and the Company. Annually, the Committee shall evaluate the performance of the independent auditors and review and recommend to the Board the selection of the Company's independent auditors.

* The Committee shall discuss with the internal auditors, as applicable, and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors, the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their audits.

* The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee or his/her designee may represent the entire Committee for the purposes of this review.

* The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

* The Committee shall prepare and issue reports required by the rules of the Securities and Exchange Commission and NASDAQ including those to be included in the Company's annual proxy statement and the NASD.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations.

The Committee shall have the resources and the authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.


                                                                PRXCM-PS-01

                             PARLEX CORPORATION


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Common Stock hereby constitutes and appoints Herbert W. Pollack, Peter J. Murphy and Robert A. Rieth, and each of them, proxies with full power of substitution to each, to represent and vote all shares of Common Stock of Parlex Corporation (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders to be held at Parlex Corporation, One Parlex Place, Methuen, Massachusetts, on November 27, 2001, at 9:30 a.m., or any adjournment(s) thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS GIVEN AND THE PROXY IS VALIDLY EXECUTED, THE SHARES SHALL BE VOTED "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT AND "FOR" APPROVAL OF THE COMPANY'S 2001 EMPLOYEES' STOCK OPTION PLAN.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES PROPOSED FOR ELECTION AS DIRECTORS AS INDICATED IN THE PROXY STATEMENT AND "FOR" APPROVAL OF THE COMPANY'S 2001 EMPLOYEES' STOCK OPTION PLAN.

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        PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY
                          IN THE ENCLOSED ENVELOPE.
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Please sign this proxy exactly as your name(s) appear(s) on this card.
Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
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HAS YOUR ADDRESS CHANGED?

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PARLEX CORPORATION
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


                             PARLEX CORPORATION

Dear Stockholder:

Please take note of the important information enclosed with this Proxy Ballot. The issue related to the management and operation of the Company requires your immediate attention and approval. This is discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders on November 27, 2001.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Parlex Corporation


[X] PLEASE MARK VOTES AS IN THIS EXAMPLE

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                             PARLEX CORPORATION
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1.  To elect three Class I directors to hold office for a term expiring with the annual stockholders' meeting to be held in 2004 or until their successors are elected and qualified:
    Nominees:  (01) Richard W. Hale
               (02) Lester Pollack
               (03) Benjamin M. Rabinovici

               [ ]  FOR ALL     [ ]  WITHHOLD FROM
                    NOMINEES         ALL NOMINEES

               [ ]  ______________________________________
                    For all nominees except as noted above

2. To approve the 2001 Employees' Stock Option Plan as described in the Company's Proxy Statement.
                [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. In their discretion, to vote upon such other business as may properly come before the meeting.

    Mark box at right if an address change has been noted on
    the reverse side of this card.                              [ ]

The undersigned hereby revokes any proxy previously given and acknowledges receipt of written notice of, and the statement for, the 2001 Annual Meeting of Stockholders and the 2001 Annual Report of the Company.


                                                ---------------------
Please be sure to sign and date this Proxy.    |Date                 |
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 -----Stockholder sign here                    Co-owner sign here----